UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-21898	46-0408024
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1118 East Green Street, Pasadena, CA	91106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 792-5549

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As of March 31, 2005, Arrowhead Research Corporation (the “Company”) sold 2,640,000 shares of Series C Preferred Stock (“Series C Stock”) in Insert Therapeutics, Inc. (“Insert”), a majority-owned subsidiary of the Company. The Series C Stock was sold by the Company for an aggregate of $2,640,000 in cash in a private sale to accredited investors. As a condition to this sale, Arrowhead agreed to convert 5,000,000 shares of Series B Preferred Stock (“Series B Stock”) of Insert into 5,000,000 shares of Series C Stock.

The Series C Stock ranks junior to the Series B Stock. Specifically, the Series B Shares are entitled to a liquidation preference in priority to the liquidation preference granted to the Series C Shares. However, as part of the negotiated sale, the Company agreed to subordinate its Series B Stock liquidation preference to the liquidation preference of the Series C Shares. As result, in the event of a liquidation event, the holders of Series C Shares will be entitled to participate pari passu with the outstanding Series B Stock, and ahead of the Company’s Series B Stock, to (1) receive $0.20411, plus any declared but unpaid dividends or (2) participate ratably (on an as-converted basis) with the Common Stock and any other class of capital stock then outstanding.

After giving effect to the sale of Series C Stock, the Company continues to own a majority of the Series B Stock, individually, and a majority of Insert’s capital stock, on a fully diluted basis. The Company also maintains the right to elect a majority of the Board of Directors of Insert, under the terms of the previously existing agreements. The Series C Stock and Insert’s Common Stock will vote together, as a single class, unless required by Delaware law. In the event a proposal is approved with the vote of the holders of any Series C Stock and rejected by a majority of Insert’s outstanding Common Stock, then the votes cast by the Series C Stock on that proposal shall be disregarded, and the votes cast with respect to shares of Series C Stock shall not be counted towards determining a quorum or a majority vote. All private purchasers in the Series C Stock transaction are unaffiliated with the Company, other than Dr. Robert Ching, who beneficially owns over 10% of the Company’s Common Stock.

The Series C Preferred Stock Purchase Agreement is attached as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Form of Series C Preferred Stock Purchase Agreement, dated as of March 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2005
ARROWHEAD RESEARCH CORPORATION

	By:	/s/ Joseph T. Kingsley
Joseph T. Kingsley, Chief Financial Officer